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                                                                 EXHIBIT (17)(a)


                                    PROXY


                VAN KAMPEN AMERICAN CAPITAL GLOBAL EQUITY FUND

                       SPECIAL MEETING OF SHAREHOLDERS

              PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


        The undersigned holder of shares of beneficial interest, par value $.01 per share ( the "Shares") of the VAN KAMPEN AMERICAN CAPITAL GLOBAL EQUITY FUND, a series of Van Kampen American Capital World Portfolio Series Trust, a Delaware business trust (the "Global Equity Fund"), hereby appoints Don G. Powell, Dennis
J. McDonnell and Ronald A. Nyberg, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Van Kampen
American Capital, Inc., One Parkview Plaza, Oakbrook Terrace, Illinois 60181, on May , 1998 at 2:00 p.m., and any and all adjournments thereof (the "Special Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions.
        If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This Proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS DESCRIBED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

      Account No.     No. of Shares     Class of Shares    Proxy No.

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        1.      FOR    AGAINST    ABSTAIN
                ---    -------    -------     The proposal to approve the Agreement and Plan of
                                              Reorganization pursuant to which the Global Equity Fund
                ---    -------    -------     would (i) transfer all of its assets to the Morgan
                                              Stanely Global Equity Allocation Fund (the "MS Global Equity Allocation
                                              Fund") in exchange solely for Class A, B, and C shares of
                                              beneficial interest of the MS Global Equity
                                              Allocation Fund and the MS Global Equity
                                              Allocation Fund's assumption of the liabilities of the Global
                                              Equity Fund, (ii) distribute such shares of the MS
                                              Global Equity Allocation Fund to the holders of shares of the MS
                                              Global Equity Fund and (iii) be dissolved, all as more fully described in the Prospectus/Proxy Statement.

        2.      FOR    AGAINST    ABSTAIN
                ---    -------    -------     To act upon any and all other business which may come
                                              before the Special Meeting or any adjournment thereof.

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        The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement for the Special Meeting to be held on May __, 1998 at 2:00 p.m.
        Please sign this Proxy exactly as your name or names appear on the books of the Global Equity Fund. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder should sign.


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
------------------------------------     ----------------------------------------
Shareholder signature                    1997
                                         Date
------------------------------------     ----------------------------------------
Co-owner signature (if applicable)       1997
                                         Date

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